12

             SECOND AMENDMENT TO
 CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     This Amendment to the Custody Agreement is made as of _____________May 1, , 2001 by and between THE QUANT FUNDS, formerly known as Quantitative Group of Funds (the "Fund") and STATE STREET BANK AND TRUST COMPANY, assignee of Investors Fiduciary Trust Company
(the "State Street"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract referred to below.

     WHEREAS,    the   Fund   and   Investors
Fiduciary  Trust  Company  entered   into   a
Custody  Agreement dated as  of  January  19,
1998,   which  was  assigned  from  Investors
Fiduciary  Trust  Company  to  State   Street
effective  January 1, 2000 (the  "Contract");
and

     WHEREAS, the Fund is authorized to issue
shares  in  separate series, with  each  such
series  representing interests in a  separate
portfolio of securities and other assets, and
the Fund has made each such series subject to
the Contract (each such series, together with
all other series subsequently established  by
a  Fund  and made subject to the Contract  in
accordance with the terms thereof,  shall  be
referred   to   as   a   "Portfolio,"    and,
collectively, the "Portfolios"); and

     WHEREAS,  the  Fund  and  State   Street
desire  to  amend certain provisions  of  the
Contract  to reflect revisions to Rule  17f-5
("Rule 17f-5") and the adoption of Rule 17f-7
("Rule   17f-7")   promulgated   under    the
Investment  Company Act of 1940,  as  amended
(the "1940 Act"); and

     WHEREAS,  the  Fund  and  State   Street
desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW  THEREFORE, in consideration of  the
foregoing   and  the  mutual  covenants   and
agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Section 3, Paragraph Q of the Contract is hereby deleted.

II.  New   Section  3,  Paragraph  Q  of  the
     Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Q. Provisions Relating to Rule 17f-5

       3.Q.1.      Definitions.   Capitalized
terms  in  this  Amendment  shall  have   the
following meanings:

"Country  Risk" means all factors  reasonably
related  to  the  systemic  risk  of  holding
Foreign   Assets  in  a  particular   country
including, but not limited to, such country's
political environment, economic and financial
infrastructure   (including   any    Eligible
Securities   Depository  operating   in   the
country),  prevailing or  developing  custody
and   settlement  practices,  and  laws   and
regulations applicable to the safekeeping and
recovery of Foreign Assets held in custody in
that  country; provided however, country risk
shall  not  include the custody or settlement
practices, procedures or risks of an Eligible
Foreign  Custodian selected  by  the  Foreign
Custody   Manager  that  are  not  prevailing
practices in the country in which the foreign assets are held..

"Eligible Foreign Custodian" has the  meaning
set  forth  in section (a)(1) of Rule  17f-5,
including a majority-owned direct or indirect
subsidiary of a U.S. Bank (as defined in Rule
17f-5),  a  bank holding company meeting  the
requirements of an Eligible Foreign Custodian
(as  set  forth  in Rule 17f-5  or  by  other
appropriate action of the U.S. Securities and
Exchange  Commission  (the  "SEC")),   or   a
foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section
17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible  Securities  Depository"  has   the
meaning  set forth in section (b)(1) of  Rule
17f-7.

"Foreign Assets" means any of the Portfolios'
investments  (including  foreign  currencies)
for  which the primary market is outside  the
United   States  and  such  cash   and   cash
equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

      3.Q.2.    Delegation to State Street as
Foreign   Custody  Manager.   The  Fund,   by
resolution  adopted by its Board of  Trustees
(the  "Board"),  hereby  delegates  to  State
Street, subject to Section (b) of Rule 17f-5,
the   responsibilities  set  forth  in   this
Section 3.Q. with respect to Foreign Assets of the Portfolios held outside the United
States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

       3.Q.3.      Countries  Covered.    The
Foreign  Custody Manager shall be responsible
for performing the delegated responsibilities
defined  below  only  with  respect  to   the
countries and custody arrangements  for  each
such  country listed on Schedule  A  to  this
Contract,  which  list of  countries  may  be
amended  from time to time by the  Fund  with
the agreement of the Foreign Custody Manager.
The  Foreign  Custody Manager shall  list  on
Schedule  A  the Eligible Foreign  Custodians
selected  by the Foreign Custody  Manager  to
maintain the assets of the Portfolios,  which
list  of Eligible Foreign Custodians  may  be
amended  from  time  to  time  in  the   sole
discretion  of  the Foreign Custody  Manager.
The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.6 hereof.

Upon  the  receipt  by  the  Foreign  Custody
Manager  of  Proper Instructions to  open  an
account  or  to  place  or  maintain  Foreign
Assets in a country listed on Schedule A, and
the fulfillment by the Fund, on behalf of the
Portfolios, of the applicable account opening
requirements  for such country,  the  Foreign
Custody Manager shall be deemed to have  been
delegated  by  the  Board on  behalf  of  the
Portfolios responsibility as Foreign  Custody
Manager with respect to that country  and  to
have accepted such delegation.  Execution  of
this Amendment by the Fund shall be deemed to
be  a  Proper Instruction to open an account,
or  to  place or maintain Foreign Assets,  in
each  country listed on Schedule A  in  which
State   Street  has  previously   placed   or
currently  maintains Foreign Assets  pursuant
to  the terms of the Contract.  Following the
receipt of Proper Instructions directing  the
Foreign  Custody Manager to close the account
of  a  Portfolio  with the  Eligible  Foreign
Custodian  selected  by the  Foreign  Custody
Manager   in   a   designated  country,   the
delegation  by  the Board on  behalf  of  the
Portfolios to State Street as Foreign Custody
Manager  for that country shall be deemed  to
have  been  withdrawn and State Street  shall
immediately  cease to be the Foreign  Custody
Manager  of  the Portfolios with  respect  to
that country.
The  Foreign Custody Manager may withdraw its
acceptance of delegated responsibilities with
respect  to a designated country upon written
notice  to the Fund.  Thirty Ninety days  (or
such longer period to which the parties agree
in  writing) after receipt of any such notice
by  the  Fund,  State Street  shall  have  no
further  responsibility in  its  capacity  as
Foreign  Custody  Manager to  the  Fund  with
respect  to  the  country as to  which  State
Street's   acceptance   of   delegation    is
withdrawn.

     3.Q.4.    Scope of Delegated
Responsibilities:

           (a)  Selection of Eligible Foreign
Custodians.   Subject to  the  provisions  of
Section 3.Q., the Foreign Custody Manager may
place and maintain the Foreign Assets in  the
care   of   the  Eligible  Foreign  Custodian
selected  by the Foreign Custody  Manager  in
each country listed on Schedule A, as amended
from   time  to  time.   In  performing   its
delegated responsibilities as Foreign Custody
Manager  to place or maintain Foreign  Assets
with  an  Eligible  Foreign  Custodian,   the
Foreign Custody Manager shall determine  that
the   Foreign  Assets  will  be  subject   to
reasonable  care,  based  on  the   standards
applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

            (b)    Contracts  With   Eligible
Foreign   Custodians.   The  Foreign  Custody
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

           (c)  Monitoring.  In each case  in
which  the  Foreign Custody Manager maintains
Foreign   Assets  with  an  Eligible  Foreign
Custodian  selected  by the  Foreign  Custody
Manager,  the  Foreign Custody Manager  shall
establish  a  system  to  monitor   (i)   the
appropriateness  of maintaining  the  Foreign
Assets  with such Eligible Foreign  Custodian
and  (ii) the contract governing the  custody
arrangements  established  by   the   Foreign
Custody  Manager  with the  Eligible  Foreign
Custodian.  In the event the Foreign  Custody
Manager    determines   that   the    custody
arrangements   with   an   Eligible   Foreign
Custodian  it  has  selected  are  no  longer
appropriate,  the  Foreign  Custody   Manager
shall  notify  the Board in  accordance  with
Section 3.Q.6 hereunder.

     3.Q.5.    Guidelines for the Exercise of
Delegated  Authority.  For purposes  of  this
Section  3.Q,  the Board shall be  deemed  to
have considered and determined to accept such
Country  Risk as is incurred by  placing  and
maintaining  the  Foreign  Assets   in   each
country for which State Street is serving as Foreign Custody Manager of the Portfolios.

      3.Q.6.    Reporting Requirements.   The
Foreign  Custody  Manager  shall  report  the
withdrawal  of  the Foreign  Assets  from  an
Eligible  Foreign Custodian and the placement
of  such Foreign Assets with another Eligible
Foreign  Custodian by providing to the  Board
through its duly authorized representative an
amended Schedule A at the end of the calendar
quarter   in  which  an  amendment  to   such
Schedule has occurred.  The  Foreign  Custody
Manager  shall make written reports notifying
the   Board   through  its  duly   authorized
representative of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q after the occurrence of the material change as required by Section (b)(2) of Rule 17f-5..

      3.Q.7.   Standard of  Care  as  Foreign
Custody   Manager   of   a   Portfolio.    In
performing the responsibilities delegated  to
it,  the  Foreign Custody Manager  agrees  to
exercise   reasonable  care,   prudence   and
diligence    such   as   a   person    having
responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.Q.8.     Representations with Respect
to  Rule  17f-5.  The Foreign Custody Manager
represents to the Fund that it is a U.S. Bank
as  defined in section (a)(7) of Rule  17f-5.
The  Fund represents to State Street that the
Board,     in    reliance    upon     certain
representations  from  the  Foreign   Custody
Manager,    has   determined   that   it   is
reasonable  for the Board to  rely  on  State
Street   to   perform  the   responsibilities
delegated pursuant to this Contract to  State
Street as the Foreign Custody Manager of the Portfolios.

     3.Q.9.    Effective Date and Termination
of  State  Street as Foreign Custody Manager.
The  Board's  delegation to State  Street  as
Foreign  Custody  Manager of  the  Portfolios
shall be effective as of the date hereof  and
shall  remain  in effect until terminated  at
any  time, without penalty, by written notice
from   the  terminating  party  to  the  non-
terminating  party.  Termination will  become
effective  thirty  ninety (3090)  days  after
receipt by the non-terminating party of  such
notice.   The  provisions  of  Section  3.Q.3
hereof  shall  govern the delegation  to  and
termination  of  State  Street   as   Foreign
Custody   Manager  of  the  Portfolios   with
respect to designated countries.

     3.Q.10.  Analysis and Monitoring.  State
Street  shall  (a) provide the Fund  (or  its
duly-authorized   investment    manager    or
investment adviser) with an analysis  of  the
custody  risks  associated  with  maintaining
assets    with   the   Eligible    Securities
Depositories set forth on Schedule  B  hereto
in  accordance  with section (a)(1)(i)(A)  of
Rule  17f-7, and (b) monitor such risks on  a
continuing  basis,  and promptly  notify  the
Fund   (or   its  duly-authorized  investment
manager   or  investment  adviser)   of   any
material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     3.Q.11. Standard of Care. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.Q.10.

III. New Section 3, Paragraph Y of the
     Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Y. Provisions Relating to Custody of Assets
Held Outside the United States

     3.Y.1.  Duties of State Street with
     Respect to Property of the Portfolios
     Held Outside the United States.

           Definitions.  Capitalized terms in
this Section 3.Y shall have the following meanings:

"Foreign Securities System" means an Eligible
Securities Depository listed on Schedule B hereto.

"Foreign   Sub-Custodian"  means  a   foreign
banking  institution serving as  an  Eligible
Foreign Custodian.

       3.Y.2.   Holding  Securities.    State
Street   shall  identify  on  its  books   as
belonging  to  the  Portfolios  the   foreign
securities held by each Foreign Sub-Custodian
or  Foreign Securities System.  State  Street
may  hold foreign securities for all  of  its
customers, including the Portfolios, with any
Foreign  Sub-Custodian in an account that  is
identified  as belonging to State Street  for
the   benefit  of  its  customers,   provided
however, that (i) the records of State Street
with  respect  to foreign securities  of  the
Portfolios  which  are  maintained  in   such
account  shall  identify those securities  as
belonging to the Portfolios and (ii), to  the
extent  permitted and customary in the market
in  which  the  account is maintained,  State
Street shall require that securities so  held
by   the   Foreign  Sub-Custodian   be   held
separately  from any assets of  such  Foreign
Sub-Custodian or of other customers of such Foreign Sub-Custodian.

       3.Y.3.   Foreign  Securities  Systems.
Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by
State Street or a Foreign Sub-Custodian, as applicable, in such country.

     3.Y.4.  Transactions in Foreign Custody
Account.

     3.Y.5.    Delivery  of  Foreign  Assets.
State Street or a Foreign Sub-Custodian shall
release and deliver foreign securities of the
Portfolios  held  by  State  Street  or  such
Foreign   Sub-Custodian,  or  in  a   Foreign
Securities System account, only upon  receipt
of   Proper   Instructions,  which   may   be
continuing    instructions    when     deemed
appropriate by the parties, and only in the following cases:

     (i)  upon   the  sale  of  such  foreign
          securities  for  the  Portfolio  in
          accordance     with    commercially
          reasonable market practice  in  the
          country    where    such    foreign
          securities  are  held  or   traded,
          including, without limitation:  (A)
          delivery  against  expectation   of
          receiving later payment; or (B)  in
          the case of a sale effected through
          a  Foreign  Securities  System,  in
          accordance with the rules governing
          the   operation  of   the   Foreign
          Securities System;

     (ii) in connection with any repurchase
          agreement related to foreign
          securities;

     (iii)      to  the  depository agent  in
          connection  with  tender  or  other
          similar    offers    for    foreign
          securities of the Portfolios;

     (iv) to  the issuer thereof or its agent
          when  such  foreign securities  are
          called,   redeemed,   retired    or
          otherwise become payable;

     (v)  to   the  issuer  thereof,  or  its
          agent,  for transfer into the  name
          of State Street (or the name of the
          respective Foreign Sub-Custodian or
          of  any nominee of State Street  or
          such Foreign Sub-Custodian) or  for
          exchange for a different number  of
          bonds,   certificates   or    other
          evidence   representing  the   same
          aggregate face amount or number  of
          units;

     (vi) to brokers, clearing banks or other
          clearing agents for examination  or
          trade execution in accordance  with
          market custom; provided that in any
          such case the Foreign Sub-Custodian
          shall  have  no  responsibility  or
          liability for any loss arising from
          the  delivery  of  such  securities
          prior to receiving payment for such
          securities except as may arise from
          the   Foreign  Sub-Custodian's  own
          negligence or willful misconduct;

     (vii)      for  exchange  or  conversion
          pursuant  to  any plan  of  merger,
          consolidation,    recapitalization,
          reorganization  or readjustment  of
          the  securities of  the  issuer  of
          such  securities,  or  pursuant  to
          provisions for conversion contained
          in  such securities, or pursuant to
          any deposit agreement;

     (viii)      in  the  case  of  warrants,
          rights     or    similar    foreign
          securities,  the surrender  thereof
          in  the  exercise of such warrants,
          rights or similar securities or the
          surrender  of interim  receipts  or
          temporary securities for definitive
          securities;

     (ix) for   delivery   as   security   in
          connection  with any  borrowing  by
          the  Portfolios requiring a  pledge
          of assets by the Portfolios;


     (x)  in   connection  with  trading   in
          options   and  futures   contracts,
          including   delivery  as   original
          margin and variation margin;

     (xi) in connection with the lending of
          foreign securities; and

     (xii)      for  any  other purpose,  but
          only   upon   receipt   of   Proper
          Instructions specifying the foreign
          securities  to  be  delivered   and
          naming  the  person or  persons  to
          whom  delivery  of such  securities
          shall be made.

     3.Y.6.   Payment  of  Portfolio  Monies.
Upon  receipt  of Proper Instructions,  which
may  be  continuing instructions when  deemed
appropriate  by  the  parties,  State  Street
shall  pay  out,  or  direct  the  respective
Foreign   Sub-Custodian  or  the   respective
Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i)  upon   the   purchase  of   foreign
          securities   for   the   Portfolio,
          unless otherwise directed by Proper
          Instructions,  by  (A)   delivering
          money to the seller thereof or to a
          dealer  therefor (or an  agent  for
          such   seller  or  dealer)  against
          expectation   of  receiving   later
          delivery     of    such     foreign
          securities; or (B) in the case of a
          purchase effected through a Foreign
          Securities  System,  in  accordance
          with   the   rules  governing   the
          operation    of    such     Foreign
          Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii)     for the payment of any expense
          or   liability  of  the  Portfolio,
          including  but not limited  to  the
          following    payments:    interest,
          taxes,  investment  advisory  fees,
          transfer  agency fees,  fees  under
          this    Contract,    legal    fees,
          accounting    fees,    and    other
          operating expenses;

     (iv) for the purchase or sale of foreign
          exchange    or   foreign   exchange
          contracts    for   the   Portfolio,
          including   transactions   executed
          with or through State Street or its
          Foreign Sub-Custodians;

     (v)  in   connection  with  trading   in
          options   and  futures   contracts,
          including   delivery  as   original
          margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)     in connection with the
          borrowing or lending of foreign
          securities; and

     (viii)     for  any  other purpose,  but
          only   upon   receipt   of   Proper
          Instructions specifying the  amount
          of  such  payment  and  naming  the
          person  or  persons  to  whom  such
          payment is to be made.

     3.Y.7.         Market        Conditions.
Notwithstanding   any   provision   of   this
Contract  to  the  contrary,  settlement  and
payment  for Foreign Assets received for  the
account  of  the Portfolios and  delivery  of
Foreign Assets maintained for the account  of
the  Portfolios may be effected in accordance
with  the  customary  established  securities
trading    or   processing   practices    and
procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State  Street shall provide to the Board  the
information  with  respect  to  custody   and
settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. State
Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

        3.Y.8.    Registration   of   Foreign
Securities.     The    foreign     securities
maintained  in the custody of a Foreign  Sub-
Custodian   (other  than  bearer  securities)
shall be registered in the name of the applicable Portfolio or in the name of State
Street  or  in  the name of any Foreign  Sub-
Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State
Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      3.Y.9.   Bank  Accounts.  State  Street
shall  identify on its books as belonging  to
the Fund cash (including cash denominated  in
foreign  currencies)  deposited  with   State
Street.   Where  State Street  is  unable  to
maintain,   or  market  practice   does   not
facilitate  the maintenance of, cash  on  the
books of State Street, a bank account or bank
accounts   shall  be  opened  and  maintained
outside  the  United States on  behalf  of  a
Portfolio with a Foreign Sub-Custodian.   All
accounts referred to in this Section shall be
subject  only  to  draft or  order  by  State
Street (or, if applicable, such Foreign  Sub-
Custodian)  acting pursuant to the  terms  of
this  Agreement to hold cash received  by  or
from  or  for  the account of the  Portfolio.
Cash  maintained on the books of State Street
(including  its  branches,  subsidiaries  and
affiliates),    regardless    of     currency
denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

      3.Y.10.   Collection of Income.   State
Street   shall   use  reasonable   commercial
efforts  to  collect  all  income  and  other
payments  with respect to the Foreign  Assets
held  hereunder to which the Portfolios shall
be  entitled and shall credit such income, as
collected,  to the applicable Portfolio.   In
the  event  that extraordinary  measures  are
required to collect such income, the Fund and
State   Street  shall  consult  as  to   such
measures and as to the compensation and expenses of State Street relating to such measures.

       3.Y.11.   Shareholder  Rights.    With
respect   to  the  foreign  securities   held
pursuant to this Article 4, State Street will
use   reasonable   commercial   efforts    to
facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

       3.Y.12.   Communications  Relating  to
Foreign   Securities.   State  Street   shall
transmit   promptly  to  the   Fund   written
information   with   respect   to   materials
received by State Street via the Foreign Sub-
Custodians   from  issuers  of  the   foreign
securities being held for the account of  the
Portfolios  (including,  without  limitation,
pendency  of calls and maturities of  foreign
securities  and  expirations  of  rights   in
connection   therewith).   With  respect   to
tender or exchange offers, State Street shall
transmit   promptly  to  the   Fund   written
information  with  respect  to  materials  so
received by State Street from issuers of  the
foreign  securities whose tender or  exchange
is  sought or from the party (or its  agents)
making  the tender or exchange offer.   State
Street  shall not be liable for any  untimely
exercise  of  any tender, exchange  or  other
right  or  power in connection  with  foreign
securities   or   other   property   of   the
Portfolios at any time held by it unless  (i)
State  Street or the respective Foreign  Sub-
Custodian  is  in actual possession  of  such
foreign securities or property and (ii) State
Street  receives  Proper  Instructions   with
regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

       3.Y.13.   Liability  of  Foreign  Sub-
Custodians.  Each agreement pursuant to which
State  Street, acting solely in its  capacity
as Custodian, employs a Foreign Sub-Custodian
shall,  to the extent possible,  require  the
Foreign  Sub-Custodian to exercise reasonable
care in the performance of its duties, and to
indemnify,  and hold harmless,  State  Street
from  and  against  any loss,  damage,  cost,
expense, liability or claim arising out of or
in   connection   with   the   Foreign   Sub-
Custodian's  performance of such obligations.
At  the Fund's election, the Portfolios shall
be entitled to be subrogated to the rights of
State  Street  with  respect  to  any  claims
against   a   Foreign  Sub-Custodian   as   a
consequence  of any such loss, damage,  cost,
expense,  liability or claim if  and  to  the
extent that the Portfolios have not been made
whole   for  any  such  loss,  damage,  cost,
expense, liability or claim.

      3.Y.14.  Tax Law.  State Street, acting
solely  in  its capacity as Custodian,  shall
have  no responsibility or liability for  any
obligations now or hereafter imposed  on  the
Fund,  the  Portfolios  or  State  Street  as
custodian of the Portfolios by the tax law of
the   United  States  or  of  any  state   or
political subdivision thereof.  It  shall  be
the  responsibility  of the  Fund  to  notify
State  Street of the obligations  imposed  on
the  Fund  with respect to the Portfolios  or
State  Street as custodian of the  Portfolios
by  the tax law of countries other than those
mentioned  in  the above sentence,  including
responsibility  for  withholding  and   other
taxes,   assessments  or  other  governmental
charges,   certifications  and   governmental
reporting.  The sole responsibility of  State
Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     3.Y.15.  Liability of Custodian.  Except
as   may   arise  from  State  Street's   own
negligence  or  willful  misconduct  or   the
negligence or willful misconduct  of  a  Sub-
Custodian,  State  Street  shall  be  without
liability   to   the  Fund  for   any   loss,
liability, claim or expense resulting from or
caused  by anything which is part of  Country
Risk.   State Street shall be liable for  the
acts  or omissions of a Foreign Sub-Custodian
to  the same extent as set forth with respect
to  sub-custodians generally in the  Contract
and,   regardless  of  whether   assets   are
maintained  in the custody of a Foreign  Sub-
Custodian  or  a  Foreign Securities  System,
State  Street  shall not be  liable  for  any
loss,  damage,  cost, expense,  liability  or
claim    resulting    from   nationalization,
expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV.  Except  as  specifically  superseded  or
     modified    herein,   the   terms    and
     provisions   of   the   Contract   shall
     continue  to apply with full  force  and
     effect.   In  the event of any  conflict
     between the terms of the Contract  prior
     to  this  Amendment and this  Amendment,
     the   terms  of  this  Amendment   shall
     prevail.   If State Street is  delegated
     the  responsibilities of Foreign Custody
     Manager pursuant to the terms of Section
     3, Paragraph Q hereof, in the event of any conflict between the provisions of
     Section  3,  Paragraph Q and Section  3,
     Paragraph  Y  hereof, the provisions  of
     Section 3, Paragraph Q shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

                                             STATE STREET BANK
                         and TRUST COMPANY

                         By:
                         Name:
____________________________________
                         Title:
____________________________________

                                             THE QUANT FUNDS

                         By:
                         Name:
____________________________________
                         Title:
____________________________________